Exhibit 99.1
Align Technology Announces Third Quarter 2023 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS

Q3’23 record clear aligner shipments to teenage patients increased 9.9% sequentially and 8.4% year over year, driven by continued strength from Invisalign First™

Company expects to repurchase up to $250.0 million of its common stock in Q4’23

•Q3'23 total revenues of $960.2 million, increased 7.8% year-over-year, and diluted net income per share of $1.58, non-GAAP diluted net income per share of $2.14
•Q3'23 revenues were unfavorably impacted by foreign exchange of approximately $2.7 million sequentially and favorably impacted by approximately $4.2 million year-over-year(1)
•Q3'23 operating income of $166.3 million and operating margin of 17.3%, non-GAAP operating margin of 21.8%
•Q3'23 GAAP operating margin was unfavorably impacted by foreign exchange of approximately 0.3 points sequentially and by approximately 0.1 point year-over-year(1)
•Q3'23 Clear Aligner revenues of $794.9 million, increased 8.5% year-over-year, and Clear Aligner volume of 602.3 thousand cases increased 2.3% year-over-year
•Q3'23 Clear Aligner volume for teens increased 9.9% sequentially and increased 8.4% year-over-year to a record 221.8 thousand cases
•Q3'23 Imaging Systems and CAD/CAM Services revenues of $165.3 million, increased 4.9% year-over-year

TEMPE, Ariz., October 25, 2023 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the third quarter ("Q3'23"). Q3'23 total revenues were $960.2 million, down 4.2% sequentially and up 7.8% year-over-year. Q3'23 Clear Aligner revenues were $794.9 million, down 4.5% sequentially and up 8.5% year-over-year. Q3'23 Clear Aligner volume was down 3.3% sequentially and up 2.3% year-over-year. Q3'23 Imaging Systems and CAD/CAM Services revenues were $165.3 million, down 2.5% sequentially and up 4.9% year-over-year. Q3’23 Clear Aligner revenues were unfavorably impacted by foreign exchange of approximately $2.0 million or 0.3% sequentially and favorably impacted by approximately $3.8 million or 0.5% year-over-year.(1) Q3'23 Imaging Systems and CAD/CAM Services revenues were unfavorably impacted by foreign exchange of approximately $0.7 million or 0.4% sequentially and favorably impacted by approximately $0.4 million or 0.3% year-over-year.(1)

Commenting on Align's Q3'23 results, Align Technology President and CEO Joe Hogan said, "Our third quarter results reflect lower than expected demand and a more difficult macro environment than we experienced in the first half of 2023. Dental practices and industry research firms have reported deteriorating trends, including decreased
(1) For more information, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces Third Quarter 2023 Results
patient visits and increased patient appointment cancellations, along with fewer orthodontic case starts overall, especially among adult patients. The September Gaidge report, which reflect more than 1,200 North American Ortho Practices, shows deceleration for orthodontic treatment with new orthodontic patient appointments down 8.7% year-over-year and ortho case starts down 6.9% year-over-year, -- the biggest decrease in over a year. Despite these headwinds, total Q3’23 worldwide revenues were up 7.8% year-over-year with growth across all regions. For Q3'23, we had record clear aligner shipments to teenage and younger patients, which increased 9.9% sequentially and 8.4% year over year, driven by continued strength from Invisalign First™. Q3'23 year-over-year revenue growth also reflects improvement in the Asia Pacific region, offset by more pronounced summer seasonality in EMEA and North America. Our Q3'23 systems and services revenues were up 4.9% year-over-year despite continued challenges for capital equipment, primarily due to higher scanner volumes in the Americas and Asia Pacific regions, as well as increased services revenues."

Q3'23 operating income was $166.3 million resulting in an operating margin of 17.3%. Q3'23 operating margin was unfavorably impacted by foreign exchange of approximately 0.3 points sequentially and by approximately 0.1 point year-over-year.(1) On a non-GAAP basis, Q3’23 operating income was $209.7 million or operating margin of 21.8%. Q3'23 net income was $121.4 million, or $1.58 per diluted share. On a non-GAAP basis, Q3'23 net income was $164.3 million, or $2.14 per diluted share.

Hogan continued, “We are committed to balancing our investments in near- and long-term growth drivers, while delivering improvement in operating margin. As we navigate one of the most challenging operating environments in recent history, with increasing macro-economic pressure on doctors and their patients, we have an enormous opportunity to continue driving adoption of digital orthodontics and restorative dentistry, and a responsibility to optimize our investments for the current environment.”

Align Technology Announces Third Quarter 2023 Results

Financial Summary - Third Quarter Fiscal 2023

	Q3'23	Q2'23	Q3'22	Q/Q Change	Y/Y Change
Clear Aligner Shipments*	602,335	622,615	588,575	(3.3)%	+2.3%
GAAP
Net Revenues	$960.2M	$1,002.2M	$890.3M	(4.2)%	+7.8%
Clear Aligner	$794.9M	$832.7M	$732.8M	(4.5)%	+8.5%
Imaging Systems and CAD/CAM Services	$165.3M	$169.5M	$157.5M	(2.5)%	+4.9%
Net Income	$121.4M	$111.8M	$72.7M	+8.6%	+67.0%
Diluted EPS	$1.58	$1.46	$0.93	+$0.12	+$0.65
Non-GAAP
Net Income	$164.3M	$170.4M	$127.2M	(3.6)%	+29.2%
Diluted EPS	$2.14	$2.22	$1.63	($0.08)	+$0.51
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.
*Clear Aligner shipments include Doctor Subscription Program Touch-Up cases.

As of September 30, 2023, we had over $1.3 billion in cash, cash equivalents and short-term and long-term marketable securities compared to over $1.0 billion as of June 30, 2023. As of September 30, 2023, we had $300.0 million available under a revolving line of credit.

During the quarter, we announced a definitive agreement to acquire privately held Cubicure GmbH, for approximately €79 million subject to customary closing adjustments and adjustments for Align’s existing ownership of capital stock of Cubicure. The acquisition is expected to close in Q4 2023 or early 2024. The acquisition of Cubicure will strengthen Align’s existing intellectual property portfolio and know-how in direct 3D printing of appliances. Integration with Cubicure will also extend and scale Align’s printing, materials, and manufacturing capabilities for our 3D printed product portfolio.

Continued Hogan, “Align is in a unique position to continue driving the digital revolution of the dental industry and help doctors transform and grow their practices with Invisalign® clear aligners, iTero™ scanners, and the Align Digital Platform™. We are very excited about recent innovations developed to further revolutionize digital treatment planning for orthodontics and restorative dentistry by providing doctors with greater flexibility, real-time treatment plan modification capabilities and digital solutions to help improve practice productivity and patient experience -– which are even more important to our customers in the current environment. This includes ClinCheck® Live Update for 3D controls, Invisalign® Practice App, Invisalign® Personalized Plan ("IPP"), and Invisalign Smile Architect™, iTero-exocad Connector™, Invisalign® Outcome Simulator Pro, and Invisalign® Virtual Care AI software. These digital tools are continuing to gain adoption and help doctors gain efficiencies. In Q3, ClinCheck® Live Update was used by 41 thousand doctors on more than 560 thousand cases, reducing time spent in modifying treatment by 21%. Invisalign® Practice app is now actively used by 86.8 thousand doctors with over 5.2 million photos uploaded during the quarter via the Practice app. In addition, will launch the Invisalign® Palatal Expander ("IPE") System in Canada this quarter. IPE is our first direct 3D printed orthodontic device that provides a safe, comfortable, and

Align Technology Announces Third Quarter 2023 Results
clinically effective alternative to metal palatal expanders and boosts our market opportunity in the teen market by addressing a portion of cases we couldn’t otherwise treat without IPE.”

Q3'23 Announcement Highlights

•On September 6, 2023, we introduced IPE, Align’s first direct 3D printed orthodontic device. IPE provides a safe, comfortable, and clinically effective* alternative to metal palatal expanders that require daily manual turning of a screw in the device as it is embedded in a patient's mouth to achieve expansion. IPE is not currently available for sale in all markets, including the US where it is pending 510(k) clearance.
•On September 6, 2023, we introduced Plan Editor in ClinCheck® treatment planning software, a new tool in the Plan stage of the Align digital workflow that enables enhanced flexibility and customization in Invisalign treatment planning for Invisalign trained orthodontists and general practitioner dentists. Plan Editor in ClinCheck is expected to be commercially available globally in Q1 2024.
•On September 6, 2023, we introduced a new SmartForce™ feature, attachment-free aligner activation feature, that reduces the need for attachments and offers a more aesthetic solution for an enhanced Invisalign patient experience. The new SmartForce feature with attachment-free aligner activation is under development and expected to be commercially available in the first half of 2024.
•On September 6, 2023, we introduced new software innovations to accelerate digital practice transformation. The Align™ Oral Health Suite, including future collaboration with X-Ray Insights, will aid doctors in identifying and educating patients on oral health conditions and improve their oral health. The iTero-exocad Connector™ upcoming release will optimize doctor and lab collaboration and productivity by streamlining case communication in a single channel on the MyiTero™ Portal. Both the Align Oral Health Suite and the latest iTero-exocad connector are expected to be commercially available by the end of 2023. X-Ray Insights is based on dentalXrai technology is expected to be in Limited Market Release in 2023 with select EU customers. Align acquired privately-held dentalXrai GmbH in July 2022.
•On September 6, 2023, we announced the opening of our new customer education and training center in Toronto, Canada to promote professional engagement and training about Invisalign clear aligners, iTero scanners, and the Align Digital Platform™ for Align customers.
•On September 6, 2023, we introduced a new doctor enabled direct ship to patient feature in our Vivera™ Retainer Subscription ("VRS") platform that creates a more patient friendly workflow for doctors to offer retainers to their patients and reduces the need for patients to make time consuming unnecessary trips to their doctors' offices to pick up their recurring Vivera retainer orders. The VRS platform is part of Align’s broader Doctor Subscription Program introduced to doctors in the United States and Canada in 2021.

*Data on file, Align Technology, as of August 2023. Based on data from a multi-site US Early Feasibility Investigational Device Exemption clinical study (n=29 subjects, ages 7-10 years) of expansion treatment with IPEs.

Align Technology Announces Third Quarter 2023 Results
Q4'23 Stock Repurchase

•We have $1.0 billion available for repurchase of our common stock under our 2023 Stock Repurchase Program.
•During Q4'23, we expect to repurchase up to $250.0 million of our common stock through either, or a combination of, open market repurchases or an accelerated stock repurchase agreement.

Fiscal 2023 Business Outlook

For 2023, Align provides the following business outlook:
•For Q4'23, assuming no circumstances occur that are beyond our control, we anticipate our WW Revenue to be in the range of $920M to $940M, down sequentially from Q3'23.
•We expect both Clear Aligner and Systems and Services Revenues to be down sequentially reflecting a more challenging macro-economic environment for doctors and patients with fewer orthodontic case starts overall; unfavorable FX given the strengthening of the US dollar against key currencies; and longer sales cycles for capital equipment purchases.
•For our Clear Aligner business, we expect clear aligner teen volume to be seasonally lower in Q4’23, and we don’t anticipate improvement in adult volumes. For Q4’23, we also expect clear aligner ASPs to be down sequentially primarily due to the strengthening US dollar.
•For our Systems and Services business, we anticipate increasing headwinds from macro uncertainty, and potential supply issues related to the war in the Middle East.
•We expect our Q4’23 GAAP operating margin to be down sequentially from Q3’23 due to restructuring primarily related to severance, as we adjust headcount for this environment. We anticipate our Non-GAAP operating margin to be up sequentially from Q3’23.
•For full year 2023, assuming no circumstances occur that are beyond our control, we anticipate our 2023 WW Revenue to be in the range of $3.83B to $3.85B.
•We also expect our full year 2023 GAAP operating margin to be roughly 1-point lower than 2022 and our 2023 Non-GAAP operating margin to be slightly above 21%.
•For 2023, we expect investments in capital expenditures to be approximately $200M. Capital expenditures are expected to primarily relate to building construction and improvements as well as manufacturing capacity in support of our continued international expansion.

Align Web Cast and Conference Call

We will host a conference call today, October 25, 2023, at 4:30 p.m. ET, 1:30 p.m. PT, to review our third quarter 2023 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call by clicking here. Once registered, participants will receive an email with dial-in number and

Align Technology Announces Third Quarter 2023 Results
unique PIN number to access the live event. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, gross profit, gross margin, operating expenses, income from operations, operating margin, interest income and other income (expense), net, net income before provision for income taxes, provision for income taxes, effective tax rate, net income and/or diluted net income per share, which excludes certain items that may not be indicative of our fundamental operating performance including, foreign currency exchange rate impacts and discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP measure. In Q4'22, we changed to a long-term non-GAAP effective tax rate in our computation of the non-GAAP income tax provision to provide better consistency across reporting periods. Our previous methodology for calculating our non-GAAP effective tax rate included certain non-recurring and period-specific items, that produced fluctuating effective tax rates that management does not believe are reflective of the Company's long-term effective tax rate. This new methodology became effective January 1, 2022, and we recast prior periods in 2022. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of certain acquired intangibles, restructuring and other charges, acquisition-related costs, and arbitration award gain, and associated tax impacts.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial measure to evaluate our business. For

Align Technology Announces Third Quarter 2023 Results
more information on these non-GAAP financial measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 252 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 26 years, Align has helped doctors treat over 16.4 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align Digital Platform™, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, and Align Digital Platform are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding our ability to successfully control our business and operations and pursue our strategic growth drivers, our expectations regarding the availability, regulatory clearance, effectiveness and customer desire for new products and technologies, our expectations for our stock repurchase programs, market opportunities, anticipated clear aligner volumes and ASP, anticipated Systems and Services revenue, our expectations for Q4'23 revenues and GAAP and non-GAAP operating margin, and 2023 revenues and GAAP and non-GAAP operating margin, as well as capital expenditures. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, rising interest rates, market volatility, weakness in general economic conditions and recessions and the impact of efforts by central banks and federal, state and local governments to combat inflation and recession;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macro-economic conditions, levels of employment, salaries and

Align Technology Announces Third Quarter 2023 Results
wages, debt obligations, discretionary income, inflationary pressure, declining consumer confidence, and the military conflict in Ukraine and the Middle East;
•the economic and geopolitical ramifications of the military conflict in the Middle East and Ukraine, including sanctions, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which may or will continue to adversely impact our operations and assets, and our research and development activities inside and outside of Russia;
•variations in our product mix, product adoption, and selling prices regionally and globally;
•competition from existing and new competitors;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints and disruptions;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political, military and other risks relating to our operations; and
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities and Exchange Commission ("SEC") on February 27, 2023, and our

Align Technology Announces Third Quarter 2023 Results
latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which was filed with the SEC on August 4, 2023. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenues	$960,214	$890,348	$2,905,534	$2,833,120
Cost of net revenues	297,138	271,179	868,195	817,046
Gross profit	663,076	619,169	2,037,339	2,016,074
Operating expenses:
Selling, general and administrative	407,992	398,547	1,300,876	1,264,402
Research and development	88,738	76,966	264,670	221,738
Total operating expenses	496,730	475,513	1,565,546	1,486,140
Income from operations	166,346	143,656	471,793	529,934
Interest income and other income (expense), net:
Interest income	5,522	1,685	12,280	2,607
Other income (expense), net	(9,757)	(22,700)	(15,749)	(48,805)
Total interest income and other income (expense), net	(4,235)	(21,015)	(3,469)	(46,198)
Net income before provision for income taxes	162,111	122,641	468,324	483,736
Provision for income taxes	40,684	49,941	147,285	163,938
Net income	$121,427	$72,700	$321,039	$319,798

Net income per share:
Basic	$1.59	$0.93	$4.19	$4.08
Diluted	$1.58	$0.93	$4.18	$4.07
Shares used in computing net income per share:
Basic	76,569	78,093	76,670	78,408
Diluted	76,826	78,237	76,849	78,652

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

Align Technology Announces Third Quarter 2023 Results

	September 30, 2023	December 31, 2022
ASSETS

Current assets:
Cash and cash equivalents	$1,239,013	$942,050
Marketable securities, short-term	44,792	57,534
Accounts receivable, net	904,178	859,685
Inventories	296,189	338,752
Prepaid expenses and other current assets	217,632	226,370
Total current assets	2,701,804	2,424,391

Marketable securities, long-term	18,137	41,978
Property, plant and equipment, net	1,268,388	1,231,855
Operating lease right-of-use assets, net	118,966	118,880
Goodwill	404,295	407,551
Intangible assets, net	82,741	95,720
Deferred tax assets	1,591,791	1,571,746
Other assets	132,429	55,826

Total assets	$6,318,551	$5,947,947

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$99,693	$127,870
Accrued liabilities	614,462	454,374
Deferred revenues	1,408,831	1,343,643
Total current liabilities	2,122,986	1,925,887

Income tax payable	116,443	124,393
Operating lease liabilities	98,523	100,334
Other long-term liabilities	178,733	195,975
Total liabilities	2,516,685	2,346,589

Total stockholders’ equity	3,801,866	3,601,358

Total liabilities and stockholders’ equity	$6,318,551	$5,947,947

Align Technology Announces Third Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$738,878	$424,025

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(182,619)	(157,506)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(248,059)	(301,498)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(11,205)	(20,422)
Net (decrease) increase in cash, cash equivalents, and restricted cash	296,995	(55,401)
Cash, cash equivalents, and restricted cash at beginning of the period	942,355	1,100,139
Cash, cash equivalents, and restricted cash at end of the period	$1,239,350	$1,044,738

Align Technology Announces Third Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Q1	Q2	Q3
	2022	2022	2022	2022	2023	2023	2023
Number of Invisalign Trained Doctors Cases Were Shipped To	82,445	82,290	84,430	82,895	82,730	83,440	85,195

Invisalign Trained Doctor Utilization Rates*:
North America	9.4	9.6	9.2	9.2	9.5	9.8	9.6
North American Orthodontists	27.8	28.1	27.6	26.7	28.7	29.2	28.8
North American GP Dentists	5.0	5.1	4.8	5.0	4.9	5.2	4.9
International	6.4	6.4	6.0	6.5	6.2	6.6	6.1
Total Utilization Rates**	7.3	7.4	7.0	7.2	7.1	7.5	7.1

Clear Aligner Revenue Per Case Shipment***:	$1,335	$1,315	$1,245	$1,225	$1,335	$1,335	$1,320

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates
*** Clear Aligner revenues / Case shipments As of Q3'23.
Note: During the third quarter of 2023, we began including Touch Up cases in Case revenues that were previously included in Non-Case revenues and have recast business metrics for the periods presented above accordingly.

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3
	2022	2022	2022	2022	2022	2023	2023	2023
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,514	$1,614	$1,651	$1,659	$6,438	$1,807	$1,901	$1,974
SBC included in Operating Expenses	30,107	32,526	31,267	33,029	126,929	35,928	35,959	37,628
Total SBC	$31,621	$34,140	$32,918	$34,688	$133,367	$37,735	$37,860	$39,602

Align Technology Announces Third Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION+
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2023	June 30, 2023	Impact % of Revenue
GAAP net revenues	$960,214	$1,002,173
Constant currency impact (1)	2,720		0.3%
Constant currency net revenues (1)	$962,934

GAAP Clear Aligner net revenues	$794,939	$832,674
Clear Aligner constant currency impact (1)	2,002		0.3%
Clear Aligner constant currency net revenues (1)	$796,941

GAAP Imaging Systems and CAD/CAM Services net revenues	$165,275	$169,499
Imaging Systems and CAD/CAM Services constant currency impact (1)	718		0.4%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$165,993

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2023	2022	Impact % of Revenue
GAAP net revenues	$960,214	$890,348
Constant currency impact (1)	(4,181)		(0.4)%
Constant currency net revenues (1)	$956,033

GAAP Clear Aligner net revenues	$794,939	$732,837
Clear Aligner constant currency impact (1)	(3,763)		(0.5)%
Clear Aligner constant currency net revenues (1)	$791,176

GAAP Imaging Systems and CAD/CAM Services net revenues	$165,275	$157,511
Imaging Systems and CAD/CAM Services constant currency impact (1)	(418)		(0.3)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$164,857

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator).
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2023	June 30, 2023
GAAP gross profit	$663,076	$713,609
Constant currency impact on net revenues	2,720
Constant currency gross profit	$665,796

	Three Months Ended
	September 30, 2023	June 30, 2023
GAAP gross margin	69.1%	71.2%
Gross margin constant currency impact (1)	0.1
Constant currency gross margin (1)	69.1%

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2023	2022
GAAP gross profit	$663,076	$619,169
Constant currency impact on net revenues	(4,206)
Constant currency gross profit	$658,870

	Three Months Ended September 30,
	2023	2022
GAAP gross margin	69.1%	69.5%
Gross margin constant currency impact (1)	(0.1)
Constant currency gross margin (1)	68.9%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	September 30, 2023	June 30, 2023
GAAP income from operations	$166,346	$171,931
Income from operations constant currency impact (1)	3,191
Constant currency income from operations (1)	$169,537

	Three Months Ended
	September 30, 2023	June 30, 2023
GAAP operating margin	17.3%	17.2%
Operating margin constant currency impact (2)	0.3
Constant currency operating margin (2)	17.6%

Year-over-year constant currency analysis:

	Three Months Ended September 30,
	2023	2022
GAAP income from operations	$166,346	$143,656
Income from operations constant currency impact (1)	687
Constant currency income from operations (1)	$167,033

	Three Months Ended September 30,
	2023	2022
GAAP operating margin	17.3%	16.1%
Operating margin constant currency impact (2)	0.1
Constant currency operating margin (2)	17.5%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.
(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2023 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP gross profit	$663,076	$619,169	$2,037,339	$2,016,074
Stock-based compensation	1,974	1,651	5,682	4,779
Amortization of intangibles (1)	2,825	2,644	8,409	7,524
Restructuring charges (2)	—	—	(8)	—
Non-GAAP gross profit	$667,875	$623,464	$2,051,422	$2,028,377

GAAP gross margin	69.1%	69.5%	70.1%	71.2%
Non-GAAP gross margin	69.6%	70.0%	70.6%	71.6%

GAAP total operating expenses	$496,730	$475,513	$1,565,546	$1,486,140
Stock-based compensation	(37,628)	(31,267)	(109,515)	(93,900)
Amortization of intangibles (1)	(885)	(825)	(2,631)	(2,607)
Restructuring and other charges (2)	—	—	300	—
Non-GAAP total operating expenses	$458,217	$443,421	$1,453,700	$1,389,633

GAAP income from operations	$166,346	$143,656	$471,793	$529,934
Stock-based compensation	39,602	32,918	115,197	98,679
Amortization of intangibles (1)	3,710	3,469	11,040	10,131
Restructuring and other charges (2)	—	—	(308)	—
Non-GAAP income from operations	$209,658	$180,043	$597,722	$638,744

GAAP operating margin	17.3%	16.1%	16.2%	18.7%
Non-GAAP operating margin	21.8%	20.2%	20.6%	22.5%

GAAP total interest income and other income (expense), net	$(4,235)	$(21,015)	$(3,469)	$(46,198)
Arbitration award gain (5)	—	—	—	—
Non-GAAP total interest income and other income (expense), net	$(4,235)	$(21,015)	$(3,469)	$(46,198)

GAAP net income before provision for income taxes	$162,111	$122,641	$468,324	$483,736
Stock-based compensation	39,602	32,918	115,197	98,679
Amortization of intangibles (1)	3,710	3,469	11,040	10,131
Restructuring and other charges (2)	—	—	(308)	—
Non-GAAP net income before provision for income taxes	$205,423	$159,028	$594,253	$592,546

Align Technology Announces Third Quarter 2023 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP provision for income taxes	$40,684	$49,941	$147,285	163,938
Tax impact on non-GAAP adjustments (3)	418	(18,136)	(28,417)	(45,429)
Non-GAAP provision for income taxes (3)	$41,102	$31,805	$118,868	$118,509

GAAP effective tax rate	25.1%	40.7%	31.4%	33.9%
Non-GAAP effective tax rate (3)	20.0%	20.0%	20.0%	20.0%

GAAP net income	$121,427	$72,700	$321,039	$319,798
Stock-based compensation	39,602	32,918	115,197	98,679
Amortization of intangibles (1)	3,710	3,469	11,040	10,131
Restructuring and other charges (2)	—	—	(308)	—
Tax impact on non-GAAP adjustments (3)	(418)	18,136	28,417	45,429
Non-GAAP net income (3)	$164,321	$127,223	$475,385	$474,037

GAAP diluted net income per share	$1.58	$0.93	$4.18	$4.07
Non-GAAP diluted net income per share (3)	$2.14	$1.63	$6.19	$6.03

Shares used in computing diluted net income per share	76,826	78,237	76,849	78,652

Notes:
(1)    Amortization of intangible assets related to certain acquisitions.
(2)    Restructuring and other charges recorded in Gross Profit and Operating expenses primarily relate to severance costs, lease termination charges and asset impairments.
(3)    In Q4'22, we changed our methodology for the computation of the non-GAAP effective tax rate to a long-term projected tax rate and have given effect to the new methodology from January 1, 2022, and recast previously reported quarterly periods in 2022.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Third Quarter 2023 Results

ALIGN TECHNOLOGY, INC.
Q4 2023 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

Three Months Ended
December 31, 2023
GAAP operating margin	less than 17.3%
Stock-based compensation	~4.6%
Amortization of intangibles (1)	~0.4%
Restructuring charges (2)	~1.6%
Non-GAAP operating margin	above 21.8%

ALIGN TECHNOLOGY, INC.
FISCAL 2023 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

Year Ended
December 31, 2023
GAAP operating margin	approximately 16%
Stock-based compensation	~4%
Amortization of intangibles (1)	~0.4%
Restructuring charges (2)	~0.4%
Non-GAAP operating margin	slightly above 21%

(1) Amortization of intangible assets related to certain acquisitions.
(2) Restructuring charges primarily related to severance.

Refer to "About Non-GAAP Financial Measures" section of press release.